Exhibit 5

Faegre Baker Daniels LLP

2200 Wells Fargo Center 90 South Seventh Street

Minneapolis Minnesota 55402-3901

Phone +1 612 766 7000

Fax +1 612 766 1600

April 27, 2012

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94104

Ladies and Gentlemen:

We have acted as counsel for Wells Fargo & Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”): (i) unsecured unsubordinated debt securities of the Company in the forms filed as part of Exhibit 4(f) and as Exhibit 4(g) to the Registration Statement, with appropriate insertions (the “Senior Debt Securities”), (ii) unsecured subordinated debt securities of the Company in the forms filed as part of Exhibit 4(f) and as Exhibit 4(h) to the Registration Statement, with appropriate insertions (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”), (iii) preferred stock and preference stock, no par value (the “Preferred Stock”), of the Company, interests in which may be evidenced by appropriately prepared depositary shares (the “Depositary Shares”), (iv) common stock, par value $1 2/3 per share, (the “Common Stock”) of the Company issuable upon conversion of Debt Securities, Preferred Stock or Depositary Shares, or upon exercise of Warrants, (v) appropriately prepared warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”), and (vi) purchase contracts in the forms filed as Exhibits 4(r) and 4(s) requiring the holders thereof to purchase or sell (a) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (b) currencies or (c) commodities (the “Purchase Contracts”). The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Senior Debt Securities are to be issued under the indenture filed as Exhibit 4(c) to the Registration Statement, as supplemented by the Fourth Supplemental Indenture filed as Exhibit 4(d) to the Registration Statement, entered into by the Company and Citibank, N.A., as trustee (the “Senior Indenture”). The Subordinated Debt Securities are to be issued under the

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April 27, 2012

indenture filed as Exhibit 4(e) to the Registration Statement entered into by the Company and The Bank of New York Mellon Trust Company, National Association (as successor in interest to The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago), as trustee (the “Subordinated Indenture”). Each series of Preferred Stock is to be issued under the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and a certificate of designations (a “Certificate of Designations”) to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with Section 151 of the General Corporation Law of the State of Delaware. The Depositary Shares are to be issued under deposit agreements in the form filed as Exhibit 4(l) to the Registration Statement, with appropriate insertions (the “Deposit Agreements”), to be entered into by the Company, a depositary to be named by the Company, and the holders from time to time of depositary receipts evidencing Depositary Shares. The Warrants are to be issued under warrant agreements in the forms filed as Exhibits 4(m) to 4(o) to the Registration Statement, with appropriate insertions (the “Warrant Agreements”), to be entered into by the Company and warrant agents to be named by the Company. The Purchase Contracts are to be issued under purchase contract agreements (the “Purchase Contract Agreements”) and unit agreements to be entered into by the Company and a unit agent or agents to be named by the Company (the “Unit Agreements”) in the forms filed as Exhibits 4(q) to 4(s) to the Registration Statement, with appropriate insertions. The Common Stock is to be issued under the Certificate of Incorporation. The Senior Indenture, the Subordinated Indenture, the Deposit Agreements, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreements are sometimes referred to herein collectively as the “Agreements.”

Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities. We have examined or are otherwise familiar with the Certificate of Incorporation, the By-Laws of the Company (as amended through January 25, 2011), the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records, and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. with respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings, and (b) the due execution, authentication, issuance and delivery of such Debt Securities, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms; and each of the Senior Indenture and the Subordinated Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Wells Fargo & Company

April 27, 2012

2. with respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designations relating to such series of Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, and (d) in the case of Preferred Stock issuable upon exercise or conversion of another Security, the issuance and delivery of such Preferred Stock upon conversion or exercise of such Security in accordance with terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, such Preferred Stock will be validly issued, fully paid and non-assessable.

3. with respect to any Depositary Shares, upon (a) the due authorization, execution and delivery of a Deposit Agreement establishing the terms of such Depositary Shares, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of the Preferred Stock represented by such Depository Shares, (c) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designations in respect of such Preferred Stock, (d) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, the delivery of such certificates to the Depositary for deposit in accordance with the terms of such Deposit Agreement, and the recordation of such Preferred Stock on the books of the Company in the name of the Depositary or its nominee, and (e) the due execution, registration of issuance and delivery of depositary receipts evidencing such Depositary Shares in accordance with the terms of such Deposit Agreement, such Deposit Agreement will be a valid and binding obligation of the Company and the depositary receipts evidencing such Depositary Shares will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Deposit Agreement.

4. with respect to any Warrants, upon (a) the completion of all required Corporate Proceedings, and (b) the due execution, countersignature, issuance and delivery of such Warrants, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. with respect to any Purchase Contracts, upon (a) the completion of all required Corporate Proceedings and (b) the due execution, issuance and delivery of the Purchase Contracts and the related Unit Agreements, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. with respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock, and (c) the issuance and delivery of such Common Stock upon conversion or exercise of the applicable Security in accordance with terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, such Common Stock will be validly issued, fully-paid and non-assessable.

Wells Fargo & Company

April 27, 2012

The foregoing opinions as to the legality, validity, binding effect and enforceability of provisions of such instruments and agreements are subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, receivership or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside of the United States. As contemplated by the foregoing qualifications, in rendering the foregoing opinions, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

The foregoing opinions assume that (a) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Company; (c) the execution of any Deposit Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, Certificate of Designations and Securities will be by an officer or officers of the Company authorized by the Corporate Proceedings; (d) the Senior Indenture and the Subordinated Indenture have been, and any Deposit Agreement, Warrant Agreement, Purchase Contract Agreement and Unit Agreement shall have been, duly authorized, executed, and delivered by all parties thereto other than the Company and each such party shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Company and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (e) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (f) the Senior Indenture and the Subordinated Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; and (g) that, at the time of the authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law or in the Certificate of Incorporation or Bylaws affecting the authorization, execution, delivery, validity or enforceability of such Securities or the Agreements, none of the particular terms of such Securities or Agreements will violate any applicable law or the Certificate of Incorporation or Bylaws and neither the issuance and sale of such Securities nor the compliance by the Company with the terms of such Securities or the Agreements will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

We have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities,

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April 27, 2012

without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, and (c) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

The opinions herein expressed are limited to the specific issues addressed and to documents and laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents and laws or in the interpretation thereof which may occur after the date hereof.

Our opinions set forth herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we are expressing no opinion as to the effect of any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Faegre Baker Daniels LLP

FAEGRE BAKER DANIELS LLP